As filed with the Securities and Exchange Commission on April 25, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STRATEGIC EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Maryland	52-1975978
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2303 Dulles Station Boulevard Herndon, VA	20171
(Address of Principal Executive Offices)	(Zip Code)

Strategic Education, Inc. 2018 Equity Compensation Plan
(Full title of the plan)

Daniel W. Jackson

Executive Vice President and Chief Financial Officer

Strategic Education, Inc.

2303 Dulles Station Boulevard
Herndon, Virginia 20171

(Name and address of agent for service)

(703) 561-1600

(Telephone number, including area code, of agent for service)

With a copy to:

Kevin K. Greenslade

Hogan Lovells US LLP

8350 Broad St.

17th Floor

Tysons, Virginia 22102

(703) 610-6100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement on Form S-8 (this “Registration Statement”) consists of the facing page, this page, other required information, required opinions, consents and other exhibits, and the signature page and is being filed to register an additional 700,000 shares of common stock, par value $0.01 per share (“Common Stock”), of Strategic Education, Inc. (the “Company,” the “Registrant,” “we,” or “SEI”) under the Strategic Education, Inc. 2018 Equity Compensation Plan (the “2018 Plan”), which are securities of the same class and relate to the same employee benefit plan as those securities registered on the Company’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on November 8, 2018 (Registration No. 333-228284), the contents of which are hereby incorporated by reference, except to the extent supplemented, amended or superseded by information set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Securities and Exchange Commission (the “SEC”), are incorporated in this Registration Statement by reference (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K (including any exhibits included with such items) except as otherwise stated below):

(a) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed February 27, 2025;

(b) the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed April 24, 2025;

(c) the Registrant’s Current Report on Form 8-K filed March 3, 2025;

(d) the description of the SEI Common Stock set forth in Exhibit 4.2 to the Company’s Annual Report on Form 10-K filed with the SEC on March 2, 2020, and all amendments or reports filed for the purpose of updating such description prior to the termination of the offering of common stock made hereby.

In addition, all reports and other documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K (including any exhibits included with such items)), after the date and time of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

We herewith file or incorporate by reference the exhibits listed below:

Number	Description
4.1*	Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on August 1, 2018).

4.2*	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 29, 2021).

5.1	Opinion of Hogan Lovells LLP regarding the validity of securities being registered.

23.1	Consent of Hogan Lovells US LLP (included as part of Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included on the signature pages).

99.1*	Strategic Education, Inc. 2018 Equity Compensation Plan (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed with the SEC on November 8, 2018).

99.2*	First Amendment to the Strategic Education, Inc. 2018 Equity Compensation Plan (incorporated by reference to Exhibit A to the Company’s definitive proxy statement filed with the SEC on March 14, 2022).

99.3*	Second Amendment to the Strategic Education, Inc. 2018 Equity Compensation Plan (incorporated by reference to Exhibit A to the Company’s definitive proxy statement filed with the SEC on March 10, 2025).

107.1	Filing Fee Table.

* Incorporated herein by reference as indicated.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Herndon, Commonwealth of Virginia, on the 25th day of April, 2025.

STRATEGIC EDUCATION, INC.

By:	/s/ Karl McDonnell
Name:	Karl McDonnell
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Karl McDonnell, Daniel W. Jackson and Lizette Herraiz, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert S. Silberman Robert S. Silberman	Chairman	April 25, 2025

/s/ Karl McDonnell Karl McDonnell	Chief Executive Officer and Director (Principal Executive Officer)	April 25, 2025

/s/ Daniel W. Jackson Daniel W. Jackson	Chief Financial Officer (Principal Financial Officer)	April 25, 2025

/s/ Tal Darmon Tal Darmon	Chief Accounting Officer (Principal Accounting Officer)	April 25, 2025

/s/ Charlotte F. Beason Charlotte F. Beason	Director	April 25, 2025

/s/ Rita D. Brogley Rita D. Brogley	Director	April 25, 2025

/s/ Gregory W. Cappelli Gregory W. Cappelli	Director	April 25, 2025

/s/ Viet D. Dinh Viet D. Dinh	Director	April 25, 2025

/s/ Robert R. Grusky Robert R. Grusky	Director	April 25, 2025

/s/ Jerry L. Johnson Jerry L. Johnson	Director	April 25, 2025

/s/ Michael A. McRobbie Michael A. McRobbie	Director	April 25, 2025

/s/ Benjamin E. Sasse Benjamin E. Sasse	Director	April 25, 2025

/s/ William J. Slocum William J. Slocum	Director	April 25, 2025

/s/ Michael J. Thawley Michael J. Thawley	Director	April 25, 2025

/s/ G. Thomas Waite, III G. Thomas Waite, III	Director	April 25, 2025